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                                 EXHIBIT 10(k)
                          FLEET FINANCIAL GROUP, INC.
                     Supplemental Executive Retirement Plan
                          (Effective January 1, 1994)





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ARTICLE I.   INTRODUCTION.

   1.1  Purposes of Plan.   The purpose of the Plan is to facilitate the
retirement of select key executive employees by further supplementing the benefits to which they are entitled under the Fleet Financial Group, Inc. Pension Plan.

   1.2 Status. The Plan is intended to be a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of the Employees Retirement Income Security Act of 1974 (ERISA), and shall be interpreted and administered accordingly.



ARTICLE 2.   DEFINITIONS.

   Unless defined herein, any word, phrase or term used in this Plan shall have the meaning given to it in the Basic Plan. However, the following terms have the following meanings unless a different meaning is clearly required by the context:

   2.1 "Administrator" means the Company or other person or persons designated to administer the Plan pursuant to Section 6.1.

   2.2 "Basic Plan" means the Fleet Financial Group, Inc. Pension Plan, as amended and in effect from time to time. Reference to any Article or Section of the Basic Plan shall include reference to any comparable or successor provisions of the Basic Plan, as amended from time to time.
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   2.3  "Beneficiary" means any individual other than the Participant entitled to receive benefits under the terms of the Basic Plan.

   2.4  "Company" means Fleet Financial Group, Inc.

   2.5 "Eligible Employee" means each executive Employee of the Employer who participates in the Basic Plan.

   2.6 "Participant" means any Eligible Employee selected to participate in the Plan in accordance with Article 3.

   2.7 "Plan" means the Fleet Financial Group, Inc. Supplemental Executive Retirement Plan as set forth herein and in all subsequent amendments hereto.



ARTICLE 3.   PARTICIPATION.

   3.1 Selection of Participants. The Administrator shall select from time to time those Eligible Employees who will be Participants in the Plan.

   3.2 Termination of Participation. The Administrator may terminate a Participant prospectively or retroactively for any reason. Any such termination of participation will likewise terminate any right of the Participant (and his beneficiaries) to receive any benefit under the Plan.



ARTICLE 4.   SOURCE OF BENEFIT PAYMENTS.

   4.1 Obligation of Employer. Each Employer will establish on its books a liability with respect to its obligation for benefits payable under the Plan to those
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Participants (and their Beneficiaries) who are employed by such Employer.
Each Participant and Beneficiary will be an unsecured general creditor of his or her Employer with respect to all benefits payable under the Plan.

   4.2 No Funding Required. Nothing in the Plan will be construed to obligate an Employer to fund the Plan. However, an Employer may but shall not be required to establish a trust of which the Employer is treated as the owner under Subpart E of Subchapter J, Chapter 1 of the Internal Revenue Code of 1986, as amended (a "grantor trust") and may deposit funds with the trustee of the trust sufficient to satisfy the benefits provided under the Plan.

   4.3  No Claim to Specific Benefits.   Nothing in the Plan will be construed
to give any individual rights to any specific assets of an Employer, or any other person or entity.



ARTICLE 5.   BENEFITS.

   5.1 Amount of Benefits. The amount of the benefit payable under the Plan to a Participant (or to the Participant's Beneficiary, in the event of the Participant's death) will be equal to (a) minus (b), but not less than zero, where (a) is the amount of the benefit the Participant (or Beneficiary) would have been entitled to receive under the Basic Plan if (i) the term "Compensation" under the Basic Plan included bonus awards to which the Participant is entitled under the Corporate Executive Incentive Plan or other incentive award program and (ii) limitations of sections 401(a)(17) and 415 of the Code (and provisions of the Basic Plan applying those limitations) did not exist; and (b) is the sum of
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   (i) the benefit payable to the Participant (or Beneficiary) under the Basic
Plan and (ii) the benefit payable to the Participant (or Beneficiary) under the Fleet Financial Group, Inc. Restated Retirement Income Assurance Plan, as in effect from time to time.

   5.2 Payment of Benefits. Benefits payable under the Plan shall be paid in the same form, and shall commence at the same time, as the benefit payable to the Participant (or Beneficiary) under the Basic Plan.

   5.3 Death Benefits. In the event of the death of the Participant, benefits under the Plan will become payable to the Participant's Beneficiary, under the same terms and conditions specified in the Basic Plan.

   5.4 Effect of Termination of Benefits under the Basic Plan. If for any reason a Participant or Beneficiary is not entitled to receive or ceases to have the right to receive benefits under the Basic Plan, such Participant or Beneficiary shall also not be entitled to receive and shall cease to have the right to receive benefits under the Plan.



ARTICLE 6.   ADMINISTRATION.

   6.1 Selection of Administrator. The Administrator shall be the Company, unless some other individual or entity is designated by the Board of Directors.

   6.2 Removal of Administrator. The Board of Directors may at its discretion remove the Administrator at any time from time to time.
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   6.3  Powers of the Administrator. The Administrator will have full discretionary power to administer the Plan in all of its details. For this purpose the Administrator's discretionary power will include, but will not be limited to, the following authority:

   (a) to make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan, or required to comply with applicable law;

   (b)  to interpret the Plan;

   (c) to select and terminate Participants, and to decide all questions concerning the Plan and the eligibility of any person to participate in the Plan;

   (d) to compute the amounts to be distributed to any Participant, former Participant, spouse or Beneficiary in accordance with the provisions of the Plan, and to determine the person or persons to whom such amounts will be distributed;

   (e)  to authorize the payment of distributions; and

   (f) to establish and administer a claims procedure consistent with the requirements of Section 503 of ERISA.

   Any interpretation of the Plan or other determination with respect to the Plan by the Administrator shall be final and conclusive on all persons in the absence of clear and convincing evidence that the Administrator acted arbitrarily and capriciously.
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ARTICLE 7.   AMENDMENT OR TERMINATION OF PLAN.

   The Company hopes and expects to continue the Plan in effect, but the Company necessarily reserves the right to amend the Plan at any time, and from time to time in any respect including without limitation retroactive amendment, or to terminate the Plan. Any amendment or termination shall be stated in an instrument in writing, and signed by a duly authorized representative of the Company.



ARTICLE 8.   MISCELLANEOUS.

   8.1 No Assignment or Alienation. None of the benefits, payments, proceeds or claims of any Participant or Beneficiary shall be subject to any claim of any creditor of the Participant or Beneficiary or to attachment or garnishment or other legal process by any such creditor; nor shall any Participant or Beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits, payments or proceeds which he or she may expect to receive, contingently or otherwise, under the Plan.

   8.2 Limitation of Rights. Neither the establishment of the Plan, nor any amendment thereof, nor the payment of any benefits will be construed as giving any individual any legal or equitable right against the Company, any
Affiliated Company, or the Administrator. In no event will the Plan be deemed to constitute a contract between any Employee and the Company, Affiliated Company, or the Administrator. This Plan shall not be deemed to be consideration for, or an inducement for the performance of services by any Employee.
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   8.3  Receipt and Release.  Any payment under the Plan to any Participant or
Beneficiary, or to any individual as described in Section 8.4 shall be in satisfaction of all claims with respect to benefits under the Plan against the Company, any Affiliated Company, and the Administrator.

   8.4 Payment for the Benefit of an Incapacitated Individual. If the Administrator of the Basic Plan determines that payments due to a Participant under the Basic Plan must be paid to another individual because of a Participant's incapacitation, benefits under the Plan will be paid to that same individual designated for that purpose under the applicable provisions of the Basic Plan.

   8.5 Governing Law. The Plan will be construed, administered, and governed under the laws of the State of Rhode Island, to the extent not preempted by federal law.

   8.6 Severability. If any provision of this Plan is held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions shall continue to be fully effective.

   8.7 Headings and Subheadings. Headings and subheadings are inserted for convenience only and are not to be considered in the construction of the provision of the Plan.


   IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officer this 1st day of February, 1994.


                         FLEET FINANCIAL GROUP, INC.

                         By:  /s/ William C. Mutterperl
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